LEASE

                                       OF

                PROPERTY LOCATED AT 240 EDISON WAY, RENO, NEVADA


         This Lease is made and entered by and between BHP MINERALS INTERNATIONAL INC., a Delaware corporation ("Lessor") and ALTAIR INTERNATIONAL INC., an Ontario, Canada, corporation (or a subsidiary designated by Altair International, Inc.) ("Tenant").

                                    RECITALS

         A. Lessor is the owner of that certain real property and improvements thereon located at 240 Edison Way, Reno, Nevada, hereinafter referred to as "BHP Facilities".

         B. Lessor desires to lease to Tenant and Tenant desires to lease from Lessor office and laboratory space in the BHP Facilities, consisting of approximately twenty thousand (20,000) square feet.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties agree as follows:

         1. DEFINITIONS. For purposes of this Lease the following definitions shall apply:

         1.1 "BHP Facilities" shall mean the real property and improvements constructed thereon located at 240 Edison Way, Reno, Nevada.

         1.2 "Lessor" shall mean BHP Minerals International Inc., a Delaware corporation, and its successors and assigns.

         1.3 "Premises" shall mean approximately 20,000 square feet of office and laboratory space located in the BHP Facilities designated from time to time by mutual agreement of Lessor and Tenant and which is subject to the exclusive use, occupation and control of the Tenant.

         1.4 "Rent" shall mean the amount of compensation payable by the Tenant to the Lessor in U.S. Dollars for use and occupancy of the Premises during the term of the Lease. Rent is payable on a monthly basis and shall be determined as a product of the "Rental Rate" as defined in Section 4 for each square foot of space occupied as a part of the entire Premises.

         1.5 "Tenant" shall mean Altair International Inc., an Ontario, Canada, corporation (or a subsidiary designated by Altair International, Inc.), and its successors and assigns.

         2. LEASE OF PREMISES. Lessor leases to Tenant and Tenant leases from Lessor the Premises in the BHP Facilities upon the terms and conditions described herein, which Premises shall be subject to the

                                                                    Exhibit 10.2

exclusive use, occupation and control of the Tenant. In addition to the Premises, Tenant shall have the right, without payment of any additional rent, to jointly utilize the BHP Facilities with Lessor, including loading docks, shipping facilities and out-parcel storage Nareas. It is expressly understood that Lessor and Tenant shall jointly use the entire BHP Facilities and that, except for the Premises, the entire BHP Facilities shall be utilized by both parties at the same time. As required by the parties, additional specific areas, upon agreement, will be specifically reserved for each party. Lessor and Tenant agree that neither party will unreasonably interfere with the other party's use and enjoyment of the BHP Facilities; it being the intention of Lessor and Tenant that each party shall be authorized to simultaneously conduct its business within the BHP Facilities with a minimum of interference from the other party.

         2.1  Option  to  Expand.  In the  event  that  Lessor  vacates  the BHP
Facilities or any part thereof, Tenant shall have the option to expand the Premises, or the space otherwise subject to use by the Tenant, to include some or all of the space vacated by Lessor. If Tenant makes such election, the monthly Rent for the remainder of the initial term or extended term shall be increased by an amount equal to the product of the additional square footage included in the Premises multiplied by one-twelfth (1/12th) of the Rental Rate.
 Tenant shall exercise its option to expand the Premises by written notice of its election to do so given to Lessor, or its successor, not less than thirty
(30) days after Tenant's receipt of a written notice from Lessor describing the portion of the BHP Facilities to be vacated by Lessor and offering the same to Tenant for lease.

         3. INITIAL TERM. The initial term of this Lease shall commence on November 15, 1999, and terminate on December 31, 2000.

         3.1 Tenant's Option to Exercise at Market Rent. The term of the lease shall automatically extend for successive six-month periods unless terminated by Tenant by written notice of its election to do so given to Lessor at least ninety (90) days prior to the expiration of the then expiring term. Except as provided in Paragraph3.2, Tenant's use and occupancy of the Premises and the BHP Facilities during the extended term will be on all of the terms and conditions of the Lease applicable at the expiration of the then expiring term.

         3.2 Extended Term Monthly Rent. The initial monthly rent for an extended term will be determined as follows:

                  (a) Not later than the date which is seventy-five (75) days prior to the expiration of the initial term or the applicable extended term, Lessor and Tenant shall agree on the then-fair market rental value of the Premises; provided, however, that in no event shall the monthly rent for any extended term be more than 102.5% of the monthly rent for the initial term or the then expiring extended term. If Lessor and Tenant agree on the monthly rent for the extended term before such date, they will amend this Lease by stating the monthly rent for the extended term.

                  (b) If Tenant and Lessor are unable to agree on the monthly rent pursuant to Paragraph 3.2(a), then the monthly rent for the extended term will be the then-fair market rental value of the Premises as determined in accordance with Paragraph 3.2(d).

                                                                    Exhibit 10.2

                  (c) The "then-fair market rental value of the Premises" means what a Lessor under no compulsion to lease the Premises and a Tenant under no compulsion to lease the Premises would determine as rents for the extended term, as of the commencement of the extended term, taking into consideration the uses permitted under this Lease, the quality, size, design, and location of the Premises, and the rent for comparable buildings located in Washoe County, Nevada. The then-fair market rental value of the Premises will not be less than that provided during the initial term nor more than 102.5%% of the monthly rent for the preceding initial term or extended term.

                  (d) Within seven (7) days after the expiration of the time period set forth in Paragraph 3.2(A), Lessor and Tenant will each appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise the then-fair market rental value of the Premises. If either Lessor or Tenant does not appoint an appraiser within ten (10) days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then-fair market rental value of the Premises. If two appraisers are appointed pursuant to this Paragraph, they will meet promptly and attempt to set the then-fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they will attempt to elect a third appraiser meeting the qualifications stated in this Paragraph within ten (10) days after the last day the two appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either Lessor or Tenant, by giving ten (10) days' prior notice to the other, can apply to the then presiding judge of the Washoe County Court for the selection of a third appraiser who meets the qualifications stated in this Paragraph. Lessor and Tenant will bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Lessor or Tenant.

         Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers will set the then-fair market rental value of the Premises. If a majority of the appraisers are unable to set the then-fair market rental value of the Premises within thirty (30) days after selection of the third appraiser, the three appraisals will be averaged and the average will be the then-fair market rental value of the Premises.

         4. RENT. The monthly rental payable by Tenant hereunder shall be equal to Seventy-Five Cents ($.75 U.S.) per square foot (the "Rental Rate") of leased space included within the Premises which the parties agree shall be up to twenty thousand (20,000) square feet, unless the Premises is expanded pursuant to the terms of Paragraph 2.1. The rent therefore shall be Fifteen Thousand and 00/100 Dollars ($15,000.00) per month, payable in advance.

         4.1 Time for Payment of Rent. Rent is payable in advance. Tenant shall pay the rent described herein, without prior notice or demand, on or before the first day of the first full calendar month after the effective date (as defined below) and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof. Rent for the period before the first day of the first full calendar month after the effective date which is for less than one (1) month shall be a pro rated portion of the monthly rent herein, based upon a thirty (30) day month and shall be payable on the first day of the first full calendar month after the effective date. All rental shall be paid to Lessor, without deduction or offset, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the

Exhibit 10.2 America, which shall be legal tender at the time of payment, at the address described herein for delivery of notice to Lessor, or to such other person or at such other place as Lessor may from time to time designate in writing.

         4.2  Rent  includes   water,   sanitation,   heat,   electricity,   air
conditioning, security, outdoor landscaping and janitorial services.

         5. TENANT IMPROVEMENT COSTS. It is fully acknowledged by the parties hereto that there shall be no required tenant improvements. If either Lessor or Tenant specifically require improvements for that party's specific needs, then the party desiring such improvements shall pay the total cost thereof.

         6. USE. Tenant shall use the Premises for general office, laboratory, research and manufacturing purposes. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the BHP Facilities or injure or annoy them or use or allow the Premises to be used for any improper, immoral, or unlawful purposes, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

         7. ENVIRONMENTAL WARRANTIES. Each party warrants to the other as follows:

                  (a) Lessor warrants to Tenant that to the best of Lessor's knowledge, after diligent search and inquiry, the BHP Facilities, and Lessor's operation thereof, are in compliance with all "Applicable Law" (as defined below), and there are no "Environmental Conditions" (as defined below) existing or that have existed on, to or with respect to the BHP Facilities. Lessor has made available concurrently with the execution of this Lease and shall make available to Tenant for its review and inspection any and all documents, information, reports, photographs, or recordings concerning or relating to the "Environmental Condition" (as defined below) of the BHP Facilities known to or within the possession of Lessor. To the best of Lessor's knowledge, there are no underground storage tanks, septic tanks, or underground injection wells in, at, on, or under the BHP Facilities. To the best of Lessor's knowledge, the BHP Facilities contain no material which contains and may emit formaldehyde into the air, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment or articles. To the best of Lessor's knowledge, neither Lessor nor, to its knowledge, any third party has:

                           (i) caused or permitted the BHP Facilities to be used
                  to generate, manufacture, refine, transport, treat, store, use, handle, dispose of, transfer, produce, process, contain, or be constructed of a "Hazardous Material" (as defined below), except in compliance with all Applicable Law (as defined below).

                           (ii) caused, permitted,  authorized, or has knowledge
                  of the presence or release or threat of release of any Hazardous Material in, on, under, or migrating to or from the BHP Facilities;

                           (iii) received any notice or other information, whether written or oral and whether actual or threatened, except for the attached two notices, one dated February 28, 1996 from the City of Reno, the other being the warning letter dated August 3, 1999 sent by the State of Nevada, Division of

                                                                    Exhibit 10.2

                  Environmental Protection, from any governmental agency or authority or any other entity or individual, whether governmental or private, concerning or alleging any liability of Lessor or other persons or entities with respect to the BHP Facilities, any intentional or unintentional act or omission or any fact or condition which has resulted or which may result in any Environmental Condition in, on, under, or adjacent to the BHP Facilities.

                  For purposes of this Lease,  "Environmental  Condition"  means
         (i) contamination or pollution of soil, air, or surface or ground waters, (ii) the disposal, placement, existence, presence, or release or threat of release of a Hazardous Material and the affects thereof,
         (iii) noncompliance with or violation of Applicable Law, including, without limitation, any lack or required governmental permits or approvals, "Hazardous Material" means (i) any substance, the presence of which requires investigation, remediation, or other response or corrective action under Applicable Law, or (ii) any substance which is or hereafter becomes defined as a hazardous waste, hazardous substance, extremely hazardous substance, hazardous material, hazardous matter, hazardous chemical, toxic substance, toxic chemical, pollutant or contaminant, or other similar term in or pursuant to applicable Law, or
         (iii) PCBs or equipment or articles containing PCBs, petroleum, diesel fuel, gasoline, or other petroleum hydrocarbons, and "Applicable Law" means all existing or hereafter enacted or amended Federal, State, or local laws, common law, statutes or regulations, including, without limitation, those relating to the protection of human health and safety, protection of the environment, or prevention of pollution.

                  (b) Lessor warrants to Tenant that after a diligent search it believes it is operating the BHP Facilities in compliance of all local, state and federal laws and regulations, and is totally unaware of any Environmental Condition or other environmental problems, hazards, spills, discharges or intentional violations of such statutes or ordinances.

                  (c) Tenant warrants that as part of its due diligence search of the BHP Facilities, including conversations with some Lessor employees, it is of the belief that no environmental problems, of any kind or nature, exist on the BHP Facilities.

                  (d) Lessor and Tenant warrant to each other that if either party learns of any Environmental Condition, environmental hazards, violations of Applicable Law or environmental permits before or during the period of this lease, it will immediately notify the other party. The parties agree to fully cooperate to remediate the Environmental Condition or environmental hazards on the BHP Facilities. It is further understood that the party causing the Environmental Condition or environmental hazard is financially responsible for all remediation thereof. Each party agrees that, to the extent that an Environmental Condition is caused by such party (the "Indemnifying Party"), the Indemnifying Party shall indemnify, defend and hold harmless the other party (the "Indemnified Party") and the Indemnified Party's employees and agents from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees, arising from an Environmental Condition with respect to the BHP Facilities. In addition, Lessor shall indemnify, defend and hold harmless Tenant and the Tenant's employees and agents from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including, without limitation, reasonable

                                                                    Exhibit 10.2

attorneys' fees, arising from an Environmental Condition existing upon, or the origin of which arose prior to, the commencement of the initial term of this Lease with respect to the BHP Facilities. If any action or proceeding is brought against the Indemnified Party or the Indemnified Party's employees or agents by reason of any of the matters set forth in the preceding sentence, the Indemnifying Party, on written notice from the Indemnified Party, shall defend the Indemnified Party at the Indemnifying Party's expense with counsel reasonably satisfactory to the Indemnified Party. This Paragraph 7(b) is subject to the waiver of subrogation provisions set forth in Paragraph 12.

         8. COMPLIANCE WITH THE LAW. Neither Lessor with respect to the BHP Facilities nor Tenant with respect to the Premises shall permit anything to be done in or about the Premises or the BHP Facilities, as the case may be, which will in any way conflict with any law, statute, permit, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessor and Tenant shall, to the extent that compliance is required of either and at their respective sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirement of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the conditions, use or occupancy of the Premises and the BHP Facilities, as the case may be, excluding, with respect to the Tenant, structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of either party to this Lease in any action against such party, whether the other party to this Lease be a party to such action or not, that said party to this Lease has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between said party and the other. Tenant and Lessor each agree to diligently ascertain, obtain and operate in accordance with all permits of every kind or nature required to operate their respective businesses within the BHP Facilities.

         9. TENANT'S OBLIGATIONS. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall upon the expiration or sooner termination of this Lease hereof surrender the Premises to the Lessor in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Except as specifically provided in an addendum, if any, to this Lease, Lessor shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Lessor has made no representations to Tenant respecting the condition of the Premises or the building except as specifically herein described. It is expressly understood that upon termination of this Lease and return of the Premises to Lessor, Tenant shall, at its effort and expense, remedy and/or clean up any violation of Applicable Law or Environmental Condition with respect to the BHP Facilities to the extent that such Environmental Condition or violation of Applicable Law is caused by the acts or omissions of Tenant. It is expressly understood that upon Tenant's exercise of its option to purchase pursuant to Paragraph 28 of this Lease, Lessor shall, at its effort and expense, surrender the BHP Facilities to the Tenant in good condition, ordinary wear and tear excepted, and that Lessor shall remedy and/or clean up any violation of Applicable Law or Environmental Condition with respect to the BHP Facilities to the extent that such Environmental Condition or violation of Applicable Law is caused by the acts or omissions of Lessor. Raw materials and chemicals received by Lessee from Lessor or subsequently purchased by Lessee and utilized on the Premises are the responsibility of Lessee, said responsibility to survive this Lease.

                                                                    Exhibit 10.2

         10. LESSOR'S OBLIGATIONS. Lessor shall repair and maintain the structural portions of the BHP Facilities (but not the pilot plant equipment), including the basic plumbing and electrical systems, installed or furnished by Lessor, except to the extent that such maintenance and repairs are caused by the negligence or wilful misconduct of Tenant, its agent, servants, employees or invitees, in which case Tenant shall pay to Lessor the reasonable cost of such maintenance and repairs. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Lessor by Tenant. There shall be no abatement of rent and no liability of Lessor by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the BHP Facilities or the Premises or in or to fixtures, appurtenances and equipment therein. Lessor specifically agrees to expeditiously repair and/or replace when necessary the electrical, HVAC, telephone, mechanical, roof, plumbing, and sewer connections.

         11. LIENS. Tenant shall keep the Premises and the property in which the Premises are situated free from any subsequent liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Lessor may require, at Lessor's sole option, Tenant to provide to Lessor, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated cost of any improvements, additions or alterations made by Tenant in the Premises, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Tenant shall give notice to Lessor sufficiently in advance of any proposed improvement, addition or alteration so that Lessor may properly record a Notice of Non-Responsibility with the Washoe County Recorder.

         12. ASSIGNMENT AND SUBLETTING. Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may, without the consent of Lessor, assign this Lease to any subsidiary of Tenant. Lessor's consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, constitute a default under this Lease. Lessor shall be entitled to receive fifty percent (50%) of any additional rent paid by a sublessee over and above the amount of rent specified herein to be paid by Tenant.

         13. TENANT'S HOLD HARMLESS. Tenant shall indemnify and hold harmless Lessor against and from any and all claims arising from Tenant's use of the BHP Facilities for the conduct of its business or from any activity, work or other thing done, permitted or suffered by the Tenant (except for claims arising out of Lessor's use and occupancy of the BHP Facilities) in or about the BHP Facilities, and shall further indemnify and hold harmless Lessor against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant (except for claims arising out of Lessor's use and occupancy of the BHP Facilities), and from all and against

                                                                    Exhibit 10.2

all cost, attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon. In any case, action or proceeding brought against Lessor by reason of any such claim, Tenant shall, upon notice from Lessor, defend the same at Tenant's expense by counsel reasonably satisfactory to Lessor. Tenant as material part of the consideration to the Lessor hereby assumes all risk or damage to property or injury to persons in, upon or about the Premises, from any cause other than Lessor's negligence or wilful misconduct, and Tenant hereby waives all claims in respect thereof against Lessor.

         Lessor or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the BHP Facilities or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from dampness or any other cause whatsoever, unless caused by or due to the negligence or wilful misconduct of Lessor, its agents, servants or employees. Lessors or its agents shall not be liable for interference with the light or other incorporeal hereditaments pertaining to the Premises or loss of business by Tenant, nor shall Lessor be liable for any latent defect in the Premises or in the BHP Facilities. Tenant shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the BHP Facilities or of defects therein in the fixtures or equipment.

         14. LESSOR'S HOLD HARMLESS. Lessor shall indemnify and hold harmless Tenant against and from any and all claims arising from Lessor's use of the BHP Facilities for the conduct of its business or from any activity, work or other thing done, permitted or suffered by the Lessor (except for claims arising out of Tenant's use and occupancy of the BHP Facilities) in or about the BHP Facilities, and shall further indemnify and hold harmless Tenant against and from any and all claims arising from any breach or default in the performance of any obligation on Lessor's part to be performed under the terms of this Lease, or arising from any act or negligence of the Lessor, or any officer, agent, employee, guest, or invitee of Lessor (except for claims arising out of Tenant's use and occupancy of the BHP Facilities), and from all and against all cost, attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon. In any case, action or proceeding brought against Tenant by reason of any such claim, Lessor shall, upon notice from Tenant, defend Tenant at Lessor's expense by counsel reasonably satisfactory to Tenant. Lessor as material part of the consideration to the Tenant hereby assumes all risk or damage to property or injury to persons in, upon or about the BHP Facilities, from any cause other than Tenant's negligence or wilful misconduct, and Lessor hereby waives all claims in respect thereof against Tenant.

         Tenant or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the BHP Facilities or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from dampness or any other cause whatsoever, unless caused by or due to the negligence or wilful misconduct of Tenant, its agents, servants or employees. Tenant or its agents shall not be liable for interference with the light or other incorporeal hereditaments pertaining to the BHP Facilities or loss of business by Lessor, nor shall Tenant be liable for any latent defect in the Premises or in the BHP Facilities. Lessor shall give prompt notice to Tenant in case of fire or accidents in the Premises or in the BHP Facilities or of defects therein in the fixtures or equipment.

                                                                    Exhibit 10.2

         15. SUBROGATION. As long as their respective insurers so permit, Lessor and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

         16. LIABILITY INSURANCE. Each party shall, at such party's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring such party against any liability arising from said party's use, occupancy or maintenance of the Premises and/or the BHP Facilities. Such insurance shall be written as a primary policy, not contributing with and not in excess of the coverage which the other party may carry, and shall name the other party as an additional insured. The limit of insurance obtained by either party shall not limit the liability of either party hereunder. Either party may carry said insurance under a blanket policy. If either party shall fail to procure and maintain said insurance, the other party may, but shall not be required to, procure and maintain such insurance, but at the expense of the defaulting party. Insurance required hereunder shall be in companies rated A+AAA or better in "Best's Insurance Guide". Each party shall deliver to the other before occupancy of the Premises by Tenant copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to the other. No policy shall be cancelable or subject to reduction of coverage except after ten (10) days' prior written notice to each party. The minimum coverage shall be One Million Dollars ($1,000,000.00). Equipment owned by either party and utilized on the BHP Facilities shall, if the owning party desires to insure the same, be insured under a separate insurance policy maintained by such party. Lessor shall procure and continue in force hazard insurance with special causes of loss, insuring against fire, extended coverage risks, vandalism and malicious mischief, in an amount equal to the full replacement cost of the BHP Facilities (but not any furnishings, equipment and other personal property installed in the Premises by Tenant). It is expressly understood that Tenant shall acquire insurance for the Tangible Assets as defined in the Asset Purchase and Sale Agreement dated November 15, 1999.
         17. SERVICES AND UTILITIES. Provided that Tenant is not in default hereof, Lessor agrees to provide utility services for water and sanitation, electricity, heat, air conditioning, security, outdoor landscaping, and janitorial services on weekdays. On weekends, Lessor agrees to provide utility services for water and sanitation, electricity, heat and air conditioning.

         18. PROPERTY TAXES. Lessor shall pay, or cause to be paid, before delinquency, any and all real estate taxes levied or assessed, and which become payable during the term hereof, upon the BHP Facilities. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed, and which become payable during the term hereof, upon all Tenant's equipment, furniture, fixtures and personal property located in the Premises, except that which has been paid for by Lessor and is the standard of the building. In the event any or all of the Tenant's equipment, furniture, fixtures and personal property shall be assessed and taxed with the building, Tenant shall pay to Lessor its share of such taxes within ten (10) days after delivery to Tenant by Lessor of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

         19. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all reasonable non-discriminatory rules and regulations that Lessor shall from time to time promulgate in

                                                                    Exhibit 10.2

writing; provided, however, that such rules and regulations shall not interfere with Tenant's quite use and enjoyment of the Premises and joint use of the BHP Facilities in accordance with the terms of this Lease. Lessor reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a written copy of the same to Tenant. Lessor shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants or occupants unless such nonperformance materially interferes with Tenant's quiet use and enjoyment of the Premises and joint use of the BHP Facilities.

         20. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, with the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

         21.  ENTRY BY LESSOR.  Lessor,  inasmuch  as it will be sharing the BHP
Facilities, shall at any and all times have the right to enter the Premises, inspect the same, supply any service to be provided by Lessor to Tenant hereunder, submit said Premises to prospective purchasers or tenants, post notices of non- responsibility, and alter, improve or repair the Premises and any portion of the building of which the Premises are a part that Lessor may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Lessor covenants that it shall maintain as strictly confidential any proprietary information, trade secrets or trade processes that Lessor might have access to by reason of Lessor's right of access granted pursuant to this Paragraph21 or Lessor's joint use of the BHP Facilities with Tenant.

         22. DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

         22.1 Abandonment. The vacating or abandonment of the Premises without benefit of sublease or assignment of the Premises by Tenant.

         22.2 Failure to Pay Rent. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of twenty (20) days after written notice thereof by Lessor to Tenant.

         22.3 Breach of Covenants, Conditions and Terms. The failure by Tenant to observe or perform any of the covenants, conditions or terms of this Lease to be observed or performed by the Tenant, other than described in Paragraph21.2 above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Lessor to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                                                                    Exhibit 10.2

         22.4 Tenant Insolvency. The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy, unless, in the case of a petition filed against the Tenant, the same is dismissed within ninety (90) days; or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days of the attachment, execution or other judicial seizure of substantially Lease, where such seizure is not discharged in thirty (30) days.

         23. REMEDIES IN DEFAULT. In the event of any such material default or breach by Tenant, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of a right or remedy which Lessor may have by reason of such default or breach:

         23.1 Termination. Lessor may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Tenant all damages incurred by Lessor by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorney's fees, any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Lessor and applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of twelve percent (12%) per annum. In the event Tenant shall have abandoned the Premises, Lessor shall have the option of (a) taking possession of the Premises and recovering from Tenant the amount specified in this Paragraph, or (b) proceeding under the provisions of the following Paragraph 22.2.

         23.2 Recovery of Rent. Lessor may maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

         23.3 Other Remedies. Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Nevada.

         24. DEFAULT BY LESSOR. Lessor shall not be in default under this Lease unless Lessor or the holder of any mortgage or deed of trust covering the BHP Facilities whose name and address have been furnished to Tenant in writing fails to perform an obligation required of Lessor under this Lease within thirty (30) days after written notice by Tenant to Lessor and to such holder, specifying the respects in which Lessor has failed to perform such obligation. If the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for performance or cure, Lessor shall not be in default if Lessor or such holder commences performance within such thirty (30) day period and after such commencement diligently prosecutes the same to completion.

                                                                    Exhibit 10.2

         25. OFFSET STATEMENT. Tenant shall at any time and from time to time upon not less than ten (10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

         26. PARKING. Tenant shall have the right to use in common with other tenants or occupants of the BHP Facilities the parking facilities of the BHP Facilities, subject to rules and regulations which may be established by Lessor. Lessor reserves the right to designate, in its sole discretion, certain parking spaces for the exclusive use by visitors to the BHP Facilities, which parking spaces shall not be used by members or employees of Tenant or other tenants of the BHP Facilities. Other parking spaces at the BHP Facilities not so designated for visitors' use shall be allocated among Tenant and other tenants of BHP Facilities in the proportion that each tenant's rented square footage bears to the total rented square footage in the BHP Facilities, including any alterations, additions or expansions of the BHP Facilities. Tenant shall also have use of the loading docks and shipping facilities associated with the BHP Facilities, and Lessor shall not designate parking facilities for exclusive use if such exclusive use shall materially interfere with Tenant's use of such loading docks and shipping facilities.

         27. AUTHORITY OF PARTIES. The parties acknowledge that Tenant and Lessor are corporations and each individual executing this Lease on behalf of said corporations represents and warrants that, with respect to said corporation, he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted authorization of said corporation or in accordance with the articles of incorporation of said corporation, and that this Lease is binding upon the said corporation in accordance with its terms.

         28.  RIGHT OF FIRST REFUSAL.

                  (a) Lessor shall not sell the BHP Facilities prior to May 15, 2000. If at any time after May 15, 2000 Lessor receives a bona fide offer to purchase the BHP Facilities, it shall promptly present such offer to Tenant. Tenant will thereupon have sixty (60) days within which to acquire the BHP Facilities on similar economic terms and conditions as presented by the offeror. Notice of election to purchase and therefore exercise this right of first refusal shall be given to Lessor in writing, actual delivery to occur within the above stated 60-day period. If Tenant fails to exercise its right under this paragraph 28, Lessor shall be free to sell the BHP Facilities upon the terms and conditions offered to Tenant notwithstanding the option to purchase granted to Tenant in paragraph 28 of this Lease. If Lessor desires to sell the BHP
Facilities on terms more favorable to the proposed purchaser than the terms offered to Tenant, Lessor shall again re-offer the BHP Facilities to Tenant under this paragraph 28.

                  (b) In addition to the right of first refusal granted herein, the parties hereto agree to negotiate, in good faith, for the purpose of Tenant's possible purchase of the BHP Facilities. The legal description of the property the subject of this right of first refusal is "Parcel A of Parcel Map No. 2242,

                                                                    Exhibit 10.2

according to the map thereof, filed in the Office of the County Recorder of Washoe County, State of Nevada, on March 2, 1988 as File No. 1229829."

         29.      GENERAL PROVISIONS.

         29.1 Plats and Riders. Clauses, plats and riders, if any, signed by the Lessor and the Tenant and endorsed on or affixed to this Lease are a part hereof.

         29.2 Waiver. The waiver by Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of the acceptance of such rent.

         29.3 Notices. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the Lessor to the Tenant shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to the Tenant at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414 or to such other place as Tenant may from time to time designate in a notice to the Lessor. All notices and demands by the Tenant to the Lessor shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to BHP Minerals International Inc., 204 Edison Way, Reno, Nevada 89502, or to such other person or place as the Lessor may from time to time designate in a notice to the Tenant.

         29.4  Joint  Obligation.   If  there  be  more  than  one  Tenant,  the
obligations hereunder imposed upon Tenants shall be joint and several.

         29.5 Marginal Headings. The marginal headings and Paragraph titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         29.6 Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

         29.7 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         29.8 Recordation. Neither Lessor nor Tenant shall record this Lease without the prior written consent of the other party. At the request of either party, the parties shall execute a short form memorandum which may be recorded in the Office of the Washoe County Recorder,

         29.9 Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed

                                                                   Exhibit 10.2

hereunder, Tenant shall have quiet possession of the Premises and the right to use the BHP Facilities in accordance with the terms hereof for the entire term hereof, subject to all the provisions of this Lease.

         29.10 Late Charge. Tenant hereby acknowledges that the late payment by Tenant to Lessor of rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges may be imposed upon Lessor by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Lessor or Lessor's designee within twenty (20) days after written notice that said amount is past due, then Tenant shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Lessor will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Lessor shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

         29.11 Prior Agreements. This Lease is being executed in connection with the execution of that certain Asset Purchase and Sale Agreement, dated of even date herewith (the "Acquisition Agreement"), between Lessor and Tenant. This Lease and the Acquisition Agreement contain all of the agreements of the parties with respect to any matter covered or mentioned in this Lease or the Acquisition Agreement, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties.

         29.12 Inability to Perform. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God or any other cause beyond the reasonable control of the Lessor; provided, however, if Lessor's ability to perform extends beyond a period of sixty (60) days or more, Lessor shall be entitled to terminate this Lease upon fifteen (15) days written notice to Lessor.

         29.13 Attorneys' Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys' fees.

         29.14 Sale of Premises by Lessor. Except as specifically contemplated by this Lease or in the event of Tenant's purchase of the BHP Facilities, Lessor shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Lessor under this Lease.

                                                                    Exhibit 10.2

        29.15 Name. Tenant shall not use the name of the building or of the development in which the building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

         29.16 Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

         29.17 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         29.18 Choice of Law. This Lease shall be governed by the laws of the State of Nevada.


         29.19 Signs. Tenant shall not place any sign upon the Premises or building or conduct any auction thereon without Lessor's prior written consent. Should Lessor construct an outdoor sign (s) , then the sign (s) shall describe Tenant's business in the same manner as Lessor's and other tenants' business are described.

         29.20 Effective Date. The effective date of this Lease shall be the date on which Tenant commences occupancy of the Premises.

         The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

                               LESSOR:
                               BHP MINERALS INTERNATIONAL INC.,
                               a Delaware corporation


                               By _______________________________________

                               Its _____________________________


                               TENANT:
                               ALTAIR INTERNATIONAL INC.,
                               an Ontario corporation


                               By _______________________________________

                               Its _____________________________